As filed with the Securities and Exchange Commission on June 15, 2000.

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                             MTS SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

              MINNESOTA                                           41-0908057
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

            14000 TECHNOLOGY DRIVE, EDEN PRARIE, MINNESOTA 55344-9763 (Address of principal executive offices, including zip code)

                             MTS SYSTEMS CORPORATION
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)


         Sidney W. Emery, Jr.                           Copy to:
 President and Chief Executive Officer               John R. Houston
        MTS Systems Corporation          Robins, Kaplan, Miller & Ciresi L.L.P.
        14000 Technology Drive                     2800 LaSalle Plaza
   Eden Prarie, Minnesota 55344-9763               800 LaSalle Avenue
                                              Minneapolis, Minnesota 55402
(Name and address of agent for service)              (612) 349-8500

                                 (612) 937-4000
          (Telephone number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE
===================== ===================== ==================== ======================= ==================
      TITLE OF                                    PROPOSED              PROPOSED
     SECURITIES              AMOUNT               MAXIMUM               MAXIMUM              AMOUNT OF
  TO BE REGISTERED            TO BE            OFFERING PRICE          AGGREGATE            REGISTRATION
     REGISTERED            REGISTERED(1)        PER SHARE(2)        OFFERING PRICE(2)           FEE
--------------------- --------------------- -------------------- ----------------------- ------------------
Common Stock,
$0.25 par value         2,500,000 shares           $7.07               $17,675,000            $4,667
--------------------- --------------------- -------------------- ----------------------- ------------------

(1) 1,500,000 shares (as adjusted to reflect the two-for-one stock split which occurred February 2, 1998) were registered on Form S-8 (No. 333-28661) on June 6, 1997 and 2,500,000 shares are being registered herewith.

(2) Pursuant to Rule 457(c) and (h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on June 12, 2000 as reported on The Nasdaq National Market.
================================================================================

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-28661) was filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997 covering the registration of 1,500,000 shares (adjusted to reflect a two-for-one stock split which occurred February 2, 1998) initially authorized for issuance under the MTS Systems Corporation 1997 Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,500,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 2,500,000 was authorized by the Company's Board of Directors on November 3, 1999 and approved by the Company's shareholders on January 25, 2000. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by MTS Systems Corporation (the "Company") with the Securities and Exchange Commission and are incorporated by reference herein:

a. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

b. The Definitive Proxy Statement dated December 22, 1999 for the 2000 Annual Meeting of Shareholders held on January 25, 2000;

c. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000; and the Company's Current Report on Form 8-K filed on October 15, 1999; and

d. The description of the Company's capital stock under the heading "Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock -- Description of MTS Common Stock" contained in the Company's Registration Statement on Form S-4 (333-77277), filed with the Commission on April 28, 1999.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold, shall be deemed to be incorporated by reference herein and a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         John R. Houston, Secretary of the Company is a partner of Robins, Kaplan, Miller & Ciresi L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that any person who at any time shall serve or shall have served as a director, officer or employee of the Company, or of any other enterprise at the request of the Company, and the heirs, executors and administrators of such person, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan) settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, such person: (1) has not been indemnified by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity for the corporation reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity for other, affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

 5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of Common Stock of the Company (filed electronically herewith).

23.1        Consent of Arthur Andersen LLP (filed electronically herewith).

23.2        Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
            Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

99.1 The Company's 1997 Stock Option Plan, as amended (filed electronically herewith).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Eden Prairie, State of Minnesota on June 13, 2000.

                            MTS SYSTEMS CORPORATION


                            By   /s/ Sidney W. Emery, Jr.
                               -------------------------------------------
                                     Sidney W. Emery, Jr.
                                     Chief Executive Officer and President

                                POWER OF ATTORNEY

         The undersigned officers and directors of MTS Systems Corporation hereby constitute and appoint Sidney W. Emery, Jr. and David E. Hoffman, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 13, 2000.



SIGNATURE                         TITLE


 /s/ Sidney W. Emery, Jr.         President and Chief Executive Officer
-----------------------------     (Principal Executive Officer) and Director
Sidney W. Emery, Jr.


 /s/ David E. Hoffman             Chief Financial Officer (Principal Financial
-----------------------------     and Accounting Officer)
David E. Hoffman


 /s/ Charles A. Brickman          Director
-----------------------------
Charles A. Brickman


-----------------------------     Director
Jean-Lou Chameau

SIGNATURE                         TITLE


                                  Director
-----------------------------
Bobby I. Griffin


 /s/ Russell A. Gullotti          Director
-----------------------------
Russell A. Gullotti


 /s/ Brendan C. Hegarty           Director
-----------------------------
Brendan C. Hegarty


 /s/ Linda Hall Whitman           Director
-----------------------------
Linda Hall Whitman, Ph.D